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                                                                  EXHIBIT 23.2





                      CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in the registration statements of National City Corporation on Form S-3 (File Numbers 33-39479, 33-39480, 33-44209, 33-54323), Form S-8 (File Numbers 33-52271, 33-45363, 33-57045,
33-58115), Post-Effective Amendment No. 1 (on Form S-8) to Registration Statement No. 33-20267 on Form S-4, Post-Effective Amendment No. 1 (on Form S-8) to Registration Statement No. 33-45980 on Form S-4, Post-Effective Amendment No. 1 (on Form S-8) to Registration Statement No. 33-56539 and Post-Effective Amendment No. 1 (on Form S-8) to Registration Statement No. 333-01697 of our report dated January 17, 1996, on our audits of the consolidated financial statements of Integra Financial Corporation as of December 31, 1995 and 1994, and for the three years in the period ended December 31, 1995, which report is included in this Form 8-K dated June 28, 1996.

COOPERS & LYBRAND LLP


Pittsburgh, Pennsylvania
June 28, 1996